EXHIBIT 14.1

                                 CODE OF ETHICS


In muy role as the principal executive officer of Steakhouse Partners, Inc. (the "Company"), I certify to you that I adhere to and advocate the following principles and responsibilities governing my business and ethical conduct:

To the best of my knowledge and ability:

1. I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and business relationships.

2. I provide constituents withinformation that is accurate, complete, objective, relevant, timely and understandable, which I understand the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

3. I comply with rules and regulations of federal, state, and local governments and other appropriate private andpublic regulatory agencies.

4. I act with good faith, responsibly, with due care, competence and diligence without misrepresenting material facts or alowing my independent judgment ot be subordinated.

5. I respect the confidentiality of information acquired in the course of my work except for disclosure when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6. I share knowledge and maintain skills important and relevant to my constituents needs.

7. I proactively promote ethical behavior as a responsible party among peers in my work environment.

8. I achieve responsible use of and control over all assets and resources employed or entrusted to me.

9.   I am accountable for adherence to this code of ethics.

     /s/ A. Stone Douglass
     A. Stone Douglass
     President, Secretary and Director
     (Serving as principal executive officer)
     April __, 2004

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                                 CODE OF ETHICS

In my role as Chief Financial Officer of Steakhouse Partners, Inc. (the "Compnay"), I certify to you that I adhere toand advocazte the following principles and responsibilities governing my business and ethical conduct:

To the best of my knowledge and ability:

1. I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and business relationships.

2. I provide constituents withinformation that is accurate, complete, objective, relevant, timely and understandable, which I understand the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

3. I comply with rules and regulations of federal, state, and local governments and other appropriate private andpublic regulatory agencies.

4. I act with good faith, responsibly, with due care, competence and diligence without misrepresenting material facts or alowing my independent judgment ot be subordinated.

5. I respect the confidentiality of information acquired in the course of my work except for disclosure when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6. I share knowledge and maintain skills important and relevant to my constituents needs.

7. I proactively promote ethical behavior as a responsible party among peers in my work environment.

8. I achieve responsible use of and control over all assets and resources employed or entrusted to me.

10.  I am accountable for adherence to this code of ethics.


     /s/ Joseph L. Wulkowicz
     Jospeh L. Wulkowicz
     Chief Financial Officer
     April __, 2004